UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 23, 2018

PERNIX THERAPEUTICS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 793-2145

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01     Entry into Material Definitive Agreements.

On April 23, 2018, Pernix Therapeutics Holdings, Inc. (the "Company") entered into an amendment, effective as of April 12, 2018, with respect to the Company's five-year $40 million asset-based revolving credit facility (the "ABL Facility") by and among the Company and certain subsidiaries of the Company as borrowers and guarantors, Pernix Ireland Pain Designated Activity Company, Pernix Ireland Limited, Pernix Holdco 1, LLC, Pernix Holdco 2, LLC and Pernix Holdco 3, LLC as additional guarantors, Cantor Fitzgerald Securities as agent, and the lenders party thereto (the "ABL Facility Amendment"). The ABL Facility Amendment modifies the borrowing base formula which determines the Company's capacity to draw on the ABL Facility, which could increase such capacity. The ABL Facility Amendment also removes concentration limits for accounts receivable due from individual customers or other account debtors that may be included in the borrowing base.

The foregoing description of the ABL Facility Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the document which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01     Other Events.

On April 23, 2018, the Company issued a press release announcing that the Company has agreed to participate in an investor group that has entered into a "stalking horse" asset purchase agreement to acquire certain assets of Orexigen Therapeutics, Inc. ("Orexigen"), including worldwide rights to Contrave® (naltrexone HCl / bupropion HCl), a prescription-only weight loss medication, for $75 million in cash. Orexigen has filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. in the United States Bankruptcy Court for the District of Delaware. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description

10.1

Amendment Number 1 to Credit Agreement, dated April 23, 2018, by and among Pernix Therapeutics Holdings, Inc. and certain of its subsidiaries as borrowers and guarantors, Pernix Ireland Pain Designated Activity Company, Pernix Ireland Limited, Pernix Holdco 1, LLC, Pernix Holdco 2, LLC and Pernix Holdco 3, LLC as additional guarantors, Cantor Fitzgerald Securities as agent, and the lenders party thereto.

99.1	Press release, dated April 23, 2018, issued by Pernix Therapeutics Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Date: April 23, 2018	By:	/s/ John A. Sedor
John A. Sedor
Chief Executive Officer